Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On January 16, 2013, Quad/Graphics Marketing, LLC, a subsidiary of Quad/Graphics, Inc. (“Quad/Graphics” or the “Company”), completed its acquisition of substantially all of the assets of Vertis Holdings, Inc. (together with its subsidiaries, “Vertis”), pursuant to the terms of the Asset Purchase Agreement, dated as of October 10, 2012 (the "Asset Purchase Agreement"). The total preliminary estimated purchase price paid at closing was $267.4 million, which included the payment of $97.4 million for current assets that were in excess of normalized working capital requirements, for a net purchase price of $170.0 million.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2012, and the year ended December 31, 2011, and the unaudited pro forma condensed combined balance sheet as of September 30, 2012, illustrate the estimated effect of the acquisition on the Company's financial statements. The unaudited pro forma condensed combined financial statements are based on certain estimates and assumptions made with respect to the combined operations of Quad/Graphics and Vertis, which the Company believes are reasonable. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position of Quad/Graphics or Vertis that actually would have been achieved had the acquisition of Vertis been completed on the assumed dates, or to project the Company's results of operations or financial position for any future date or period. The unaudited pro forma condensed combined statement of operations gives pro forma effect to the acquisition as if it had occurred on January 1, 2011. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the acquisition as if it had occurred on September 30, 2012.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following:

(1)
the Quad/Graphics audited consolidated financial statements as of and for the year ended December 31, 2011, and the notes thereto included in the Company's Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (“SEC”) on February 29, 2012;

(2)
the Quad/Graphics unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2012, and the notes thereto included in the Company's Quarterly Report on Form 10-Q filed with the SEC on November 8, 2012;

(3)	the Vertis audited consolidated financial statements as of and for the year ended December 31, 2011, and the notes thereto, included in this Form 8-K/A; and

(4)	the Vertis unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2012, and the notes thereto, included in this Form 8-K/A.

The acquisition is being accounted for using the acquisition method of accounting for business combinations in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Under this method, the total consideration transferred to consummate the acquisition is being allocated to the tangible and intangible assets acquired and liabilities assumed based on extensive judgments and estimates of their respective fair values as of the closing date of the acquisition. Accordingly, the allocation of the consideration transferred in the unaudited pro forma condensed combined financial statements is preliminary and will be adjusted upon completion of the final valuation of the assets acquired and liabilities assumed. Such adjustments could be significant. The final valuation is expected during 2013.

For income tax purposes, the acquisition is a taxable business combination. The Quad/Graphics tax basis in the assets acquired and liabilities assumed will be equal to fair market value as of the acquisition date, and thus the basis for financial reporting and tax purposes will generally be the same and no temporary differences are expected.

The historical consolidated financial statements of the Company have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the unaudited condensed combined statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect any operating cost synergy savings that the combined company may achieve as a result of the acquisition, or the costs necessary to achieve these operating synergies.

QUAD/GRAPHICS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2012
(in millions)

	Quad/Graphics	Vertis	Pro Forma Adjustments (1)		Pro Forma Combined
ASSETS
Cash and cash equivalents	$18.6	$0.8	$(0.8)	(a)	$18.6
Receivables, net	581.1	143.7	(6.4)	(a)	718.4
Inventories	279.3	43.1	(0.9)	(b)	321.5
Prepaid expenses and other current assets, including assets held for sale	60.0	30.4	(8.0)	(a)	82.4
Deferred income taxes	56.7	17.3	(17.3)	(a)	56.7
Short-term restricted cash	15.7	—	—		15.7
Total current assets	1,011.4	235.3	(33.4)		1,213.3

Property, plant and equipment, net	1,986.4	352.3	(231.6)	(c)	2,107.1
Goodwill	768.4	—	—		768.4
Other intangible assets, net	246.4	229.8	(210.1)	(d)	266.1
Long-term restricted cash	46.5	—	—		46.5
Equity method investments in unconsolidated entities	70.8	—	—		70.8
Deferred financing costs	—	15.6	(15.6)	(a)	—
Other long-term assets	50.7	9.7	(9.7)	(a)	50.7
Total assets	$4,180.6	$842.7	$(500.4)		$4,522.9

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$277.7	$117.6	$(81.4)	(a)	$313.9
Amounts owing in satisfaction of bankruptcy claims	9.7	—	—		9.7
Accrued liabilities	357.6	53.8	(15.7)	(a)	395.7
Accrued interest	—	0.9	(0.9)	(a)	—
Short-term and current portion of long-term debt	100.9	487.8	(487.8)	(a), (e)	100.9
Current portion of capital lease obligations	10.8	—	0.5	(e)	11.3
Total current liabilities	756.7	660.1	(585.3)		831.5

Due from parent	—	(0.5)	0.5	(a)	—
Long-term debt	1,193.2	0.1	269.3	(e), (f)	1,462.6
Unsecured notes to be issued	25.4	—	—		25.4
Capital lease obligations	17.9	—	0.1	(e)	18.0
Deferred income taxes	382.6	90.4	(90.4)	(a)	382.6
Other long-term liabilities	455.5	88.7	(88.7)	(a)	455.5
Total liabilities	2,831.3	838.8	(494.5)		3,175.6

Commitments and contingencies

Common stock and other equity
Preferred stock	—	—	—		—
Common stock	1.4	—	—		1.4
Additional paid-in capital	978.5	350.9	(350.9)	(g)	978.5
Treasury stock, at cost	(279.5)	—	—		(279.5)
Retained earnings (accumulated deficit)	681.3	(332.9)	330.9	(g), (h)	679.3
Accumulated other comprehensive loss	(33.0)	(14.1)	14.1	(g)	(33.0)
Common stock and other equity	1,348.7	3.9	(5.9)		1,346.7
Noncontrolling interests	0.6	—	—		0.6
Total common stock and other equity and noncontrolling interests	1,349.3	3.9	(5.9)		1,347.3
Total liabilities and shareholders' equity	$4,180.6	$842.7	$(500.4)		$4,522.9

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.
______________________________

(1)	See Note 4 for detailed explanations regarding the Pro Forma Adjustments.

QUAD/GRAPHICS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2012
(in millions, except for per share data)

	Quad/Graphics	Vertis	Pro Forma Adjustments (1)		Pro Forma Combined
Net sales	$2,963.5	$779.9	$—		$3,743.4

Cost of sales	2,311.8	671.9	—		2,983.7
Selling, general and administrative expenses	259.9	94.1	(17.4)	(i)	336.6
Depreciation and amortization	252.6	45.2	(33.8)	(j)	264.0
Restructuring, impairment, and transaction-related charges	87.8	12.9	8.3	(i)	109.0
Total operating expenses	2,912.1	824.1	(42.9)		3,693.3

Operating income (loss) from continuing operations	$51.4	$(44.2)	$42.9		$50.1
Interest expense	63.8	50.4	(45.3)	(k)	68.9
Earnings (loss) from continuing operations before income taxes and equity in earnings of unconsolidated entities	(12.4)	(94.6)	88.2		(18.8)
Income tax (benefit) expense	(46.0)	(24.4)	21.8	(l)	(48.6)
Earnings (loss) from continuing operations before equity in earnings of unconsolidated entities	33.6	(70.2)	66.4		29.8
Equity in earnings of unconsolidated entities	0.7	—	—		0.7
Net earnings (loss) from continuing operations	$34.3	$(70.2)	$66.4		$30.5
Loss from discontinued operations, net of tax	(3.2)	—	—		(3.2)
Gain on disposal of discontinued operations, net of tax	35.3	—	—		35.3
Net earnings (loss)	$66.4	$(70.2)	$66.4		$62.6
Net earnings attributable to noncontrolling interests	—	—	—		—
Net earnings (loss) attributable to Quad/Graphics common shareholders	$66.4	$(70.2)	$66.4		$62.6

Earnings per share attributable to Quad/Graphics common shareholders:
Basic:
Continuing operations	$0.73				$0.65
Discontinued operations	0.69				0.69
Earnings per share attributable to Quad/Graphics common shareholders	$1.42				$1.34

Diluted:
Continuing operations	$0.73				$0.65
Discontinued operations	0.68				0.68
Earnings per share attributable to Quad/Graphics common shareholders	$1.41				$1.33

Weighted average number of common shares outstanding:
Basic	46.8				46.8
Diluted	47.1				47.1

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.
______________________________

(1)	See Note 4 for detailed explanations regarding the Pro Forma Adjustments.

QUAD/GRAPHICS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2011
(in millions, except for per share data)

	Quad/Graphics	Vertis	Pro Forma Adjustments (1)		Pro Forma Combined
Net sales	$4,324.6	$1,188.2	$—		$5,512.8

Cost of sales	3,302.1	971.3	—		4,273.4
Selling, general and administrative expenses	407.0	114.6	(0.3)	(i)	521.3
Depreciation and amortization	344.6	71.7	(56.5)	(j)	359.8
Restructuring, impairment, and transaction-related charges	114.0	261.1	(0.1)	(i)	375.0
Total operating expenses	4,167.7	1,418.7	(56.9)		5,529.5

Operating income (loss) from continuing operations	$156.9	$(230.5)	$56.9		$(16.7)
Interest expense	108.0	60.1	(53.2)	(k)	114.9
Loss on debt extinguishment	34.0	—	—		34.0
Reorganizational items, net	—	0.5	—		0.5
Earnings (loss) from continuing operations before income taxes and equity in earnings of unconsolidated entities	14.9	(291.1)	110.1		(166.1)
Income tax expense (benefit)	26.0	(37.3)	63.6	(l)	52.3
Earnings (loss) from continuing operations before equity in earnings of unconsolidated entities	(11.1)	(253.8)	46.5		(218.4)
Equity in earnings of unconsolidated entities	3.1	—	—		3.1
Net earnings (loss) from continuing operations	$(8.0)	$(253.8)	$46.5		$(215.3)
Loss from discontinued operations, net of tax	(38.6)	(8.9)	—		(47.5)
Net earnings (loss)	$(46.6)	$(262.7)	$46.5		$(262.8)
Net earnings attributable to noncontrolling interests	(0.3)	—	—		(0.3)
Net earnings (loss) attributable to Quad/Graphics common shareholders	$(46.9)	$(262.7)	$46.5		$(263.1)

Loss per share attributable to Quad/Graphics common shareholders:
Basic:
Continuing operations	$(0.18)				$(4.58)
Discontinued operations	(0.82)				(1.01)
Loss per share attributable to Quad/Graphics common shareholders	$(1.00)				$(5.59)

Diluted:
Continuing operations	$(0.18)				$(4.58)
Discontinued operations	(0.82)				(1.01)
Loss per share attributable to Quad/Graphics common shareholders	$(1.00)				$(5.59)

Weighted average number of common shares outstanding:
Basic	47.1				47.1
Diluted	47.1				47.1

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.
______________________________

(1)	See Note 4 for detailed explanations regarding the Pro Forma Adjustments.

QUAD/GRAPHICS, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(in millions)

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical consolidated financial statements of Quad/Graphics and Vertis as of September 30, 2012, for the nine months ended September 30, 2012 and for the year ended December 31, 2011. The unaudited pro forma condensed combined statements of operations and balance sheet give effect to the acquisition of certain Vertis assets and liabilities as if it occurred on January 1, 2011 for statement of operations purposes, and on September 30, 2012 for balance sheet purposes.

The unaudited pro forma condensed combined financial information is not necessarily indicative of the combined results of operations or financial condition had the acquisition been completed as of the dates indicated. The unaudited pro forma condensed combined financial information does not purport to project future results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial statements, and the related pro forma adjustments in Note 4, do not reflect any operating cost synergy savings that the combined company may achieve as a result of the acquisition, or the costs necessary to achieve these operating synergies.

Certain amounts for Vertis have been reclassified to conform to the Quad/Graphics current presentation.

Note 2. Preliminary Estimated Purchase Price

The total preliminary estimated purchase price paid at closing was $267.4 million, which included the payment of $97.4 million for current assets that were in excess of normalized working capital requirements, for a net purchase price of $170.0 million. The estimated purchase price is preliminary because the Vertis current assets acquired and current liabilities assumed are subject to a working capital adjustment per the terms of the Asset Purchase Agreement. The final working capital adjustment will not be determined until after the filing of this Form 8-K/A. The preliminary estimated total purchase price to be transferred to effect the acquisition of Vertis is as follows:

	Preliminary Estimated Purchase Price	Form of Consideration
Initial purchase price (1)	$258.5	Revolving credit facility (3)
Estimated working capital adjustment (2)	8.9	Revolving credit facility (3)
Preliminary estimated purchase price	$267.4
______________________________

(1)	Per the Asset Purchase Agreement.

(2)
Based upon an estimate of January 16, 2013 closing working capital, defined as current assets acquired less current liabilities assumed, of $145.9 million, exceeding the target working capital per the Asset Purchase Agreement of $137.0 million. Note that the estimated working capital adjustment can also be a negative number if the final working capital is less than the $137.0 million working capital target.

(3)
The revolving credit facility matures in 2017. It bears interest at the London Interbank Offered Rate plus 2.25%, or 1.25% in excess of an alternate base rate, and was 2.50% for 2012 and 2.56% for 2011.

QUAD/GRAPHICS, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(in millions)

Note 3. Estimate of Assets to be Acquired and Liabilities to be Assumed

Under the acquisition method of accounting, the total preliminary estimated purchase price as shown in Note 2 is allocated to the acquired Vertis tangible and intangible assets (both definite and indefinite-lived) and assumed Vertis liabilities based on their estimated fair values as of the January 16, 2013 acquisition closing date. The allocation of the consideration transferred to effect the acquisition is preliminary. The Company is in the process of valuing the working capital of Vertis as of the acquisition closing date in connection with the estimated working capital adjustment discussed in Note 2. Further, the Company is also in the process of completing the valuation of long-lived assets with a third party appraiser. The valuation includes estimates and assumptions about numerous factors, which could exhibit significant volatility, and accordingly the final valuation of Vertis assets and liabilities may be materially different than those estimates presented in these unaudited pro forma condensed combined financial statements.

The preliminary estimate of assets to be acquired and liabilities to be assumed by Quad/Graphics based on the September 30, 2012 unaudited pro forma condensed combined balance sheet is as follows (includes impact of pro forma balance sheet adjustments from Note 4):

Preliminary Purchase Price Allocation
Current assets	$201.9
Property, plant and equipment (1)	120.7
Identifiable intangible assets (2)	19.7
Current liabilities	(74.8)
Long-term liabilities	(0.1)
Preliminary estimated purchase price	$267.4
______________________________

(1)	The average remaining useful lives of property, plant and equipment by asset category are:

▪	Buildings – 21 years, and

▪	Machinery and equipment – 7 years.

(2)	The expected amortization period for identifiable intangible assets is six years. The identifiable intangible assets are comprised of customer relationship intangibles.

QUAD/GRAPHICS, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(in millions)

Note 4. Pro Forma Adjustments

Adjustments included in the column under the heading "Pro Forma Adjustments" are presented in accordance with GAAP and represent the following:

(a)	To exclude Vertis assets not acquired and liabilities not assumed by Quad/Graphics per the Asset Purchase Agreement:

September 30, 2012 Exclusions
Cash and cash equivalents	$0.8
Receivables, net	6.4
Prepaid expenses and other current assets, including assets held for sale	8.0
Short-term deferred income tax assets	17.3
Deferred financing costs	15.6
Other long-term assets	9.7
Accounts payable	81.4
Accrued liabilities	15.7
Accrued interest	0.9
Short-term and current portion of long-term debt	487.3
Due from parent	(0.5)
Long-term deferred income tax liabilities	90.4
Other long-term liabilities	88.7

(b)	To adjust inventories to the estimated fair value, as follows:

Inventories Adjustment
Write-up of work-in-process and finished goods to fair value	$0.3
Adjustment to inventory obsolescence reserve	(1.2)
Pro forma adjustment to inventories	$(0.9)

As the inventory write-up will not have a continuing impact, it is not reflected in the unaudited pro forma condensed combined statements of operations. However, the inventory write-up will result in an expense to cost of sales in the periods subsequent to the closing date of the acquisition during which the related inventories are sold.

(c)	To record a $231.6 million reduction in property, plant and equipment to a value of $120.7 million, based on the preliminary results of an appraisal with a third party appraisal firm.

(d)
To record a $210.1 million reduction in other intangible assets, net, to a value of $19.7 million, based on the preliminary results of an appraisal of the Vertis customer relationship intangibles with a third party appraisal firm.

(e)
To reflect $0.5 million short-term and $0.1 million long-term capital lease liabilities on separate lines in the unaudited pro forma condensed combined balance sheet, consistent with Quad/Graphics presentation.

QUAD/GRAPHICS, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(in millions)

(f)	To record an increase in long-term debt for the funding of the preliminary estimated purchase price and transaction costs incurred as follows:

Incremental Long-Term Debt
Preliminary estimated purchase price	$267.4
Total Quad/Graphics acquisition-related transaction costs subsequent to September 30, 2012 (net of tax)	2.0
Incremental long-term debt to consummate the acquisition	$269.4

(g)	To eliminate Vertis additional paid-in capital, accumulated deficit and accumulated other comprehensive loss.

(h)
To record $2.0 million, net of tax, to retained earnings for Quad/Graphics acquisition-related transaction costs subsequent to September 30, 2012, which will be expensed as incurred in accordance with the accounting guidance on business combinations, and assumed to be incurred on the date of the acquisition.

(i)
To reclassify Vertis transaction-related charges from selling, general and administrative expenses to restructuring, impairment and transaction-related charges in accordance with Quad/Graphics classifications. The transaction-related charges were associated with the Vertis bankruptcy and related sale processes of $17.4 million and $0.3 million for the nine months ended September 30, 2012, and the year ended December 31, 2011, respectively.

In addition, a second pro forma adjustment was reflected to eliminate transaction-related charges directly attributable to the Quad/Graphics acquisition of Vertis, which are reflected in the historical income statements of Quad/Graphics and Vertis, as follows:

	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
Eliminate Quad/Graphics acquisition-related transaction costs incurred in each period	$0.8	$0.1
Eliminate Vertis acquisition-related transaction costs incurred in each period	8.3	0.3
Pro forma adjustment for transaction costs	$9.1	$0.4

QUAD/GRAPHICS, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(in millions)

(j)
To eliminate the Vertis depreciation and amortization recorded of $45.2 million and $71.7 million for the nine months ended September 30, 2012, and the year ended December 31, 2011, respectively, and to record depreciation and amortization based on the preliminary results of an appraisal with a third party appraisal firm, as follows:

	Preliminary Appraised Value	Weighted Average Depreciable Life	Depreciation and Amortization for Nine Months Ended September 30, 2012	Depreciation and Amortization for Year Ended December 31, 2011
Land	$15.5	N/A	$—	$—
Buildings	17.6	21	0.6	0.8
Machinery and equipment	77.7	7	8.3	11.1
Non-operating assets	6.8	N/A	—	—
Construction in progress	3.1	N/A	—	—
Total property, plant and equipment	$120.7		$8.9	$11.9
Customer relationship intangible	19.7	6	2.5	3.3
Total depreciation and amortization in each respective period			11.4	15.2
Eliminate depreciation and amortization recorded by Vertis			(45.2)	(71.7)
Pro forma adjustment to depreciation and amortization			$(33.8)	$(56.5)

(k)
To eliminate the Vertis interest expense and amortization of debt issuance costs recorded of $50.4 million and $60.1 million for the nine months ended September 30, 2012, and the year ended December 31, 2011, respectively, related to debt Quad/Graphics is not assuming in the acquisition, and to record interest expense related to the borrowings on the Quad/Graphics line of credit to fund the acquisition, as follows:

	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
Preliminary estimated purchase price and transaction costs (see Note 4(h))	$269.4	$269.4
Interest rate on Quad/Graphics line of credit (see Note 2)	2.50%	2.56%
Reporting period as a percentage of a full year	75%	100%
Interest expense pertaining to completing acquisition in each respective period	5.1	6.9
Eliminate interest expense and amortization of debt issuance costs recorded by Vertis in each respective period	(50.4)	(60.1)
Pro forma adjustment to interest expense	$(45.3)	$(53.2)

QUAD/GRAPHICS, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(in millions)

(l)
To eliminate the Vertis income tax benefit of $24.4 million and $37.3 million for the nine months ended September 30, 2012, and the year ended December 31, 2011, respectively, and to give tax effect to the Vertis loss from continuing operations before income taxes (excluding goodwill and trade name impairment charges, which are non-deductible for income tax purposes) as well as to recognize the tax impact of the pro forma expense adjustments from Note 4 (i), (j) and (k) at the Quad/Graphics assumed tax rate of 40%, as follows:

	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
Vertis loss from continuing operations before income taxes	$(94.6)	$(291.1)
Adjust for:
Non-deductible goodwill and tradename impairment	—	246.8
Pro forma income statement adjustments in Note 4 (i), (j) and (k)	88.2	110.1
Pro forma earnings (loss) from continuing operations before income taxes	(6.4)	65.8
Assumed tax rate	40%	40%
Pro forma income tax (benefit) expense	(2.6)	26.3

Eliminate income tax benefit recorded by Vertis in each respective period	24.4	37.3
Pro forma adjustment for income taxes	$21.8	$63.6